FORM **BCA 10.30** (rev. Dec. 2003)
ARTICLES OF AMENDMENT
Business Corporation Act

Jesse White, Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-1832
http://www.cyberdriveillinois.com

FILED
JUL 12 2005
JESSE WHITE
SECRETARY OF STATE

Remit payment in the form of a check or money order payable to the Secretary of State.

File # 0098635 Filing Fee: $50.00 Approved:

Submit in duplicate — Type or Print clearly in black ink — Do not write above this line

1. CORPORATE NAME: Epazz, Inc. (Note 1)

2. MANNER OF ADOPTION OF AMENDMENT:

The following amendment of the Articles of Incorporation was adopted on March 23 (Month & Day), 2000 (Year) in the manner indicated below. ("X" one box only)

☐ By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; (Note 2)

☐ By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment; (Note 2)

☐ By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment; (Note 3)

☐ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment; (Note 4)

☐ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10; (Notes 4 & 5)

☒ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (Note 5)

3. TEXT OF AMENDMENT:

a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article I: The name of the corporation is:

____
(NEW NAME)

All changes other than name, include on page 2

C-173.13

Text of Amendment

b. *(If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)*

CONTENT OF SHAREHOLDERS OVER
TWO THIRDS OF THE OUTSTANDING
COMMON STOCK OF
EPAZZ, INC.

The undersigned, being the holder of over two-thirds of the outstanding Common Stock of Epazz, Inc. an Illinois Corporation, pursuant of the applicable provisions of the Illinois law, does hereby adopt, the following:

RESOLVED, that Section 4, Paragraph 1 and Paragraph 2 of the Corporation's Articles of Incorporation shall be amended pursuant to Section 6.05 of the Illinois Business Corporation Act, to include the following:

Effective immediately upon the filing of this Amendment to the Articles of Incorporation in the office of the Secretary of the state of the state of Illinois, the Corporation shall have the authority to issue 20,000,000 shares of .01 par value per share Preferred Stock, which shall be designated "Series A Preferred Stock." At a future date the Board of Directors will authority the rights of the "Series A Preferred Stock.'

The Corporation shall have the authority to issue 20,000,000 shares of .01 par value per share Preferred Stock, which shall be designated "Series B Preferred Stock." At a future date the Board of Directors will authority the rights of the "Series B Preferred Stock.'

The Corporation shall increase the number of the authorized Common Stock from 10,000,000 to 60,000,000, all of which shares shall be .01 par value per share and shall be designated "Common Stock."

The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: *(If not applicable, insert "No change")*

No Change

(a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: *(If not applicable, insert "No change")*

No Change

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: *(If not applicable, insert "No change") (Note 6)*

No Change

	Before Amendment	After Amendment
Paid-in Capital	$ ________	$ ________

(Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)

The undersigned corporation has caused these articles to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true.

Dated April 5, 2005 *(Month & Day)* *(Year)*

Epazz, Inc. *(Exact Name of Corporation at date of execution)*

_________________________ *(Any Authorized Officer's Signature)*

Shaun Passley, President *(Type or Print Name and Title)*

If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated ____________________, ________ *(Month & Day)* *(Year)*

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